EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2012
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas, (July 27, 2012) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three and six months ended June 30, 2012.

Southside reported net income of $7.7 million for the three months ended June 30, 2012, a decrease of $4.9 million, or 38.8%, when compared to the same period in 2011.  Fair value gains-securities decreased $2.5 million as there were no fair value gains or losses for the three months ended June 30, 2012 compared to $2.5 million for the same period in 2011.  In addition net interest income decreased $2.0 million and we recorded impairment charges on our Federal Home Loan Bank (“FHLB”) advance option fees of $1.4 million.  Net income for the six months ended June 30, 2012 decreased $3.1 million, or 14.9%, to $17.9 million when compared to $21.0 million for the same period in 2011.

Diluted earnings per common share were $0.45 for the three months ended June 30, 2012 when compared to $0.73 for the same period in 2011, a decrease of $0.28, or 38.4%.  For the six months ended June 30, 2012, diluted earnings per common share decreased $0.19, or 15.6% to $1.03 when compared to $1.22 for the same period in 2011.

The return on average shareholders’ equity for the six months ended June 30, 2012, was 13.51%, compared to 18.82% for the same period in 2011.  The annual return on average assets was 1.09% for the six months ended June 30, 2012 compared to 1.39% for the same period in 2011.

“We are pleased to report our second quarter financial results,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc.  “During the second quarter, we continued to experience increased levels of lending activity, resulting in a $42.3 million increase in loans. Given that global economic growth seems to have entered yet another stagnant phase, we are especially grateful to have experienced a meaningful increase in quality loan demand in the areas we serve.  In fact, over the first half of 2012, we have reported a 17.6% annualized increase in loans totaling $96.0 million.  We are proud to partner with the communities we serve because these communities play an important role in fostering economic growth.  Given the current interest rate environment, we believe our loan growth will play an important and positive role in managing our net interest margin.”

“During the first quarter of 2012 we sold all of our securities carried at fair value through income which eliminated potentially significant future fluctuations in either gains or losses through our income statement associated with fair value changes during the period reported.  During the second quarter of 2011 we recorded fair value gains-securities of $2.5 million.  In addition, we are pleased to report that any future impairment expense related to our FHLB advance option fees will be significantly reduced and limited, as the current remaining balance is $195,000.  The decrease in our net interest income was partially the result of an increase in prepayments on our mortgage-backed securities and partially related to the sale of the securities carried at fair value through income during the first quarter.  Mortgage refinancing activity has increased this quarter due not only to the historical low interest rate environment, but also due to government programs designed to encourage mortgage refinancing.”

“In our securities portfolio we have increased our allocation to the municipal securities market.  We believe that allocating resources to sectors with book yields that are not impacted by prepayments should help mitigate future mortgage-backed securities prepayment volatility.  On the funding side, our cost of funds is very likely to continue its decline over the near to medium term as our higher priced FHLB advances mature.  Of our approximately $274 million of ‘higher cost FHLB funding’, which we define as 2.0% or higher, approximately 70% with an average cost of 3.80% will roll off over the next 15 months.  Over the next two years, approximately 94% of our high cost long term advances with an average cost of 3.60% will mature.  This was possible because rather than taking out long term advances, to manage our interest rate risk, nearly two years ago we decided to purchase options on those advances as a hedge against increasing market demands for longer term fixed rate loans and the purchase of longer duration securities.  These options gave us the ability to utilize short-term funding at an average cost below 0.18% to fund longer duration assets without increasing our interest rate risk.  The purchase of these options also gave us the opportunity to take out long-term funding as a hedge for our long-term assets at a much more opportune time at interest rates well below those available when we purchased the options.  In addition to our funding, $36.1 million of our trust preferred long-term debt will transition from the initial average fixed rate of 6.86% to an average floating rate of three month LIBOR plus 1.64%.  This positive impact to our earnings will start in the fourth quarter.”

“Given the mixed global outlook, a prudent bank must be prepared for both a prolonged period of sluggish growth and low interest rates as well as a more normal economic and interest rate environment.  We view our quality loan growth and additional municipal bond investments as logical substitutes for a portion of our current mortgage-backed securities, and believe these asset allocations, combined with continued careful consideration of funding choices, should positively impact our future net interest margin.”

“At December 31, 2007, we had $132.3 million in shareholders’ equity.  At the end of the second quarter, June 30, 2012, we are proud to report $263.4 million in shareholders’ equity.  Management of shareholder capital is one the most important responsibilities of a board of directors and senior management.  We will utilize that capital to continue our loan growth.  We are indeed fortunate to have organically grown capital in an economic environment characterized by recession and nationwide credit concern.  We are actively reviewing opportunities to utilize that capital to further expand our franchise.  Contrary to what is sometimes reported, profitability is a productive activity.  We will use our profits to both assist and expand our service areas.  In this scenario, we believe everyone wins.  We live in extraordinarily uncertain times and intend to fully participate in the eventual economic recovery.  We are proud of our accomplishments, but we are far more excited about our accomplishments yet to come.  We fully understand that without the support of our communities, employees and shareholders, our success would not be possible.  I thank you for that support.”

Loans and Deposits

For the six months ended June 30, 2012, total loans increased by $96.0 million, or 8.8%, when compared to December 31, 2011.  During the six months ended June 30, 2012, real estate 1-4 family increased $78.2 million, real estate other increased $8.4 million, municipal loans increased $8.0 million, loans to individuals increased $4.1 million, commercial loans increased $2.9 million and construction loans decreased $5.7 million.

Nonperforming assets increased during the first six months of 2012 by $590,000, or 4.5%, to $13.8 million, or 0.41% of total assets at June 30, 2012, when compared to 0.40% at December 31, 2011.  This increase is primarily a result of an increase in other real estate owned.

During the six months ended June 30, 2012, deposits, net of brokered deposits, increased $176.2 million, or 8.2%, compared to December 31, 2011.  During this six month period public fund deposits increased $59.0 million and we had a business account that experienced a temporary increase of approximately $70 million.

Net Interest Income for the Three Months

Net interest income decreased $2.0 million, or 8.2%, to $22.5 million for the three months ended June 30, 2012, when compared to $24.6 million for the same period in 2011.  For the three months ended June 30, 2012, our net interest spread decreased to 2.98% when compared to 3.52% for the same period in 2011.  The net interest margin decreased to 3.21% for the three months ended June 30, 2012 compared to 3.80% for the same period in 2011.  The primary reason for the decrease in the net interest spread and margin was an increase in prepayments on the mortgage-backed securities which resulted in increased amortization expense.

Net Interest Income for the Six Months

Net interest income decreased $285,000, or 0.6%, to $46.5 million for the six months ended June 30, 2012, when compared to $46.8 million for the same period in 2011.  For the six months ended June 30, 2012, our net interest spread decreased to 3.11% from 3.39% for the same period in 2011.  The net interest margin decreased to 3.36% for the six months ended June 30, 2012 compared to 3.68% for the same period in 2011.  Increased prepayments on our mortgage-backed securities were the primary reason for the decrease in the net interest margin and spread.

Net Income for the Three Months

The decrease in net income for the three months ended June 30, 2012, when compared to the same period in 2011, was the result of a decrease in fair value gains-securities of $2.5 million, a decrease in net interest income of $2.0 million and an impairment charge related to our FHLB advance option fees of $1.4 million.

Noninterest expense increased $980,000, or 5.4%, for the three months ended June 30, 2012, compared to the same period in 2011 primarily due to an increase in salaries and employee benefits and an increase in other expense.

Net Income for the Six Months

Net income for the six months ended June 30, 2012 decreased $3.1 million, or 14.9%, to $17.9 million, when compared to $21.0 million for the same period in 2011 due to a $1.2 million increase in provision for loan losses as a result of loan growth, a net $1.1 million decrease in gain on sale of securities and fair value gains-securities, and a $1.8 million increase in the impairment charges on FHLB advance option fees.

Noninterest expense increased $770,000, or 2.1%, primarily as a result of an increase in salaries and employee benefits.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.40 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," “anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, liquidity, growth and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At	At
	June 30,	December 31,	June 30,
	2012	2011	2011
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$3,400,956	$3,303,817	$3,118,468
Loans	1,183,200	1,087,230	1,038,808
Allowance for loan losses	20,194	18,540	19,409
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,204,759	716,126	783,588
Securities carried at fair value though income	–	647,759	367,140
Held to maturity, at amortized cost	330,138	365,631	385,221
Investment securities:
Available for sale, at estimated fair value	418,215	282,956	302,038
Held to maturity, at amortized cost	1,010	1,496	1,996
Federal Home Loan Bank stock, at cost	34,334	33,869	25,524
Deposits	2,395,872	2,321,671	2,239,537
Long-term obligations	427,300	321,035	338,290
Equity	263,356	258,927	246,594
Nonperforming assets	13,778	13,188	15,703
Nonaccrual loans	10,077	10,299	13,208
Accruing loans past due more than 90 days	1	5	8
Restructured loans	2,352	2,109	1,757
Other real estate owned	960	453	412
Repossessed assets	388	322	318

Asset Quality Ratios:
Nonaccruing loans to total loans	0.85%	0.95%	1.27%
Allowance for loan losses to nonaccruing loans	200.40	180.02	146.95
Allowance for loan losses to nonperforming assets	146.57	140.58	123.60
Allowance for loan losses to total loans	1.71	1.71	1.87
Nonperforming assets to total assets	0.41	0.40	0.50
Net charge-offs to average loans	0.63	0.92	1.01

Capital Ratios:
Shareholders’ equity to total assets	7.74	7.84	7.84
Average shareholders’ equity to average total assets	8.05	7.69	7.40

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	June 30,	December 31,	June 30,
	2012	2011	2011
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$105,675	$111,361	$108,851
1-4 Family Residential	325,720	247,479	221,283
Other	214,885	206,519	193,341
Commercial Loans	146,499	143,552	134,197
Municipal Loans	215,256	207,261	200,537
Loans to Individuals	175,165	171,058	180,599
Total Loans	$1,183,200	$1,087,230	$1,038,808

	At or for the		At or for the
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$29,442	$33,724	$61,158	$65,629
Total interest expense	6,897	9,157	14,617	18,803
Net interest income	22,545	24,567	46,541	46,826
Provision for loan losses	2,174	1,860	5,226	3,998
Net interest income after provision for loan losses	20,371	22,707	41,315	42,828
Noninterest income
Deposit services	3,838	4,028	7,586	7,907
Gain on sale of securities available for sale	3,297	3,920	9,269	5,471
(Loss) gain on sale of securities carried at fair value
through income	(13)	84	(498)	338

Total other-than-temporary impairment losses	(21)	–	(21)	–
Portion of loss recognized in other comprehensive
income (before taxes)	(19)	–	(160)	–
Net impairment losses recognized in earnings	(40)	–	(181)	–

Fair value gains – securities	–	2,456	–	4,083
FHLB advance option impairment charges	(1,364)	–	(1,836)	–
Gain on sale of loans	298	282	429	565
Trust income	669	645	1,346	1,296
Bank owned life insurance income	254	261	520	547
Other	1,123	959	2,234	2,064
Total noninterest income	8,062	12,635	18,869	22,271
Noninterest expense
Salaries and employee benefits	12,142	11,622	23,975	23,313
Occupancy expense	1,851	1,778	3,609	3,499
Equipment expense	554	525	1,064	1,018
Advertising, travel & entertainment	603	550	1,207	1,103
ATM and debit card expense	287	266	566	481
Director fees	273	200	541	391
Supplies	222	161	381	385
Professional fees	390	457	941	1,012
Postage	182	186	357	365
Telephone and communications	445	345	851	682
FDIC Insurance	414	735	884	1,498
Other	1,733	1,291	3,242	3,101
Total noninterest expense	19,096	18,116	37,618	36,848
Income before income tax expense	9,337	17,226	22,566	28,251
Provision for income tax expense	1,608	4,100	4,698	5,886
Net income	7,729	13,126	17,868	22,365
Less: Net income attributable to the noncontrolling interest	–	(493)	–	(1,358)
Net income attributable to Southside Bancshares, Inc.	$7,729	$12,633	$17,868	$21,007

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	17,341	17,263	17,334	17,255
Weighted-average diluted shares outstanding	17,353	17,269	17,344	17,260
Net income per common share
Basic	$0.45	$0.73	$1.03	$1.22
Diluted	0.45	0.73	1.03	1.22
Book value per common share	–	–	15.17	14.16
Cash dividend paid per common share	0.20	0.17	0.38	0.34

	At or for the		At or for the
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	0.92%	1.65%	1.09%	1.39%
Return on average shareholders’ equity	11.68	21.73	13.51	18.82
Average yield on interest earning assets	4.10	5.09	4.32	5.01
Average yield on interest bearing liabilities	1.12	1.57	1.21	1.62
Net interest spread	2.98	3.52	3.11	3.39
Net interest margin	3.21	3.80	3.36	3.68
Average interest earnings assets to average interest bearing liabilities	126.12	122.31	125.71	121.54
Noninterest expense to average total assets	2.28	2.37	2.29	2.44
Efficiency ratio	60.89	54.96	59.00	57.21

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Six Months Ended
	June 30, 2012			June 30, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,137,397	$36,132	6.39%	$1,059,313	$36,281	6.91%
Loans Held For Sale	1,637	31	3.81%	3,106	68	4.41%
Securities:
Investment Securities (Taxable)(4)	5,167	51	1.98%	7,058	38	1.09%
Investment Securities (Tax-Exempt)(3)(4)	278,435	8,473	6.12%	302,421	9,564	6.38%
Mortgage-backed and Related Securities (4)	1,592,499	21,035	2.66%	1,433,080	24,607	3.46%
Total Securities	1,876,101	29,559	3.17%	1,742,559	34,209	3.96%
FHLB stock and other investments, at cost	34,553	133	0.77%	30,390	132	0.88%
Interest Earning Deposits	14,750	15	0.20%	11,054	13	0.24%
Total Interest Earning Assets	3,064,438	65,870	4.32%	2,846,422	70,703	5.01%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,004			44,511
Bank Premises and Equipment	50,551			50,514
Other Assets	167,295			121,472
Less: Allowance for Loan Loss	(19,501)			(19,657)
Total Assets	$3,304,787			$3,043,262
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$94,647	73	0.16%	$83,343	118	0.29%
Time Deposits	821,752	4,371	1.07%	856,860	5,744	1.35%
Interest Bearing Demand Deposits	859,343	1,716	0.40%	784,228	2,225	0.57%
Total Interest Bearing Deposits	1,775,742	6,160	0.70%	1,724,431	8,087	0.95%
Short-term Interest Bearing Liabilities	311,948	3,326	2.14%	239,179	3,434	2.90%
Long-term Interest Bearing Liabilities – FHLB Dallas	289,743	3,476	2.41%	317,985	5,663	3.59%
Long-term Debt (5)	60,311	1,655	5.52%	60,311	1,619	5.41%
Total Interest Bearing Liabilities	2,437,744	14,617	1.21%	2,341,906	18,803	1.62%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	547,150			448,073
Other Liabilities	53,926			26,384
Total Liabilities	3,038,820			2,816,363

SHAREHOLDERS’ EQUITY (6)	265,967			226,899
Total Liabilities and Shareholders’ Equity	$3,304,787			$3,043,262
NET INTEREST INCOME		$51,253			$51,900
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.36%			3.68%
NET INTEREST SPREAD			3.11%			3.39%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,867 and $1,948 for the six months ended June 30, 2012 and June 30, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,845 and $3,126 for the six months ended June 30, 2012 and June 30, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,788 for the six months ended June 30, 2011.

Note: As of June 30, 2012 and June 30, 2011, loans totaling $10,077 and $13,208, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	June 30, 2012			June 30, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,165,141	$18,442	6.37%	$1,049,692	$18,076	6.91%
Loans Held For Sale	1,568	14	3.59%	2,491	31	4.99%
Securities:
Investment Securities (Taxable)(4)	5,660	20	1.42%	5,082	20	1.58%
Investment Securities (Tax-Exempt)(3)(4)	307,465	4,483	5.86%	299,807	4,778	6.39%
Mortgage-backed and Related Securities (4)	1,606,106	8,872	2.22%	1,469,138	13,310	3.63%
Total Securities	1,919,231	13,375	2.80%	1,774,027	18,108	4.09%
FHLB stock and other investments, at cost	35,202	54	0.62%	28,317	52	0.74%
Interest Earning Deposits	8,226	9	0.44%	6,101	3	0.20%
Total Interest Earning Assets	3,129,368	31,894	4.10%	2,860,628	36,270	5.09%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	41,112			43,330
Bank Premises and Equipment	50,509			50,655
Other Assets	167,246			131,926
Less: Allowance for Loan Loss	(19,945)			(19,266)
Total Assets	$3,368,290			$3,067,273
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$96,527	36	0.15%	$85,778	58	0.27%
Time Deposits	782,371	1,894	0.97%	867,694	2,943	1.36%
Interest Bearing Demand Deposits	863,308	835	0.39%	778,084	1,050	0.54%
Total Interest Bearing Deposits	1,742,206	2,765	0.64%	1,731,556	4,051	0.94%
Short-term Interest Bearing Liabilities	367,195	1,734	1.90%	259,025	1,705	2.64%
Long-term Interest Bearing Liabilities – FHLB Dallas	311,550	1,573	2.03%	287,903	2,587	3.60%
Long-term Debt (5)	60,311	825	5.50%	60,311	814	5.41%
Total Interest Bearing Liabilities	2,481,262	6,897	1.12%	2,338,795	9,157	1.57%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	565,344			465,578
Other Liabilities	55,593			27,679
Total Liabilities	3,102,199			2,832,052

SHAREHOLDERS’ EQUITY (6)	266,091			235,221
Total Liabilities and Shareholders’ Equity	$3,368,290			$3,067,273
NET INTEREST INCOME		$24,997			$27,113
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.21%			3.80%
NET INTEREST SPREAD			2.98%			3.52%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $930 and $977 for the three months ended June 30, 2012 and June 30, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $1,522 and $1,569 for the three months ended June 30, 2012 and June 30, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $2,068 for the three months ended June 30, 2011.

Note: As of June 30, 2012 and June 30, 2011, loans totaling $10,077 and $13,208, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.